SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2004

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Swanson Road, Boxborough, MA	01719
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 263-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

In connection with the appointment of Timothy M. Adams as Vice President, Chief Financial Officer and Treasurer of Cytyc Corporation, as further described in Item 5.02 below, Cytyc entered into a change of control agreement and an indemnification agreement with Mr. Adams on October 25, 2004.

Change of Control Agreement

The change of control agreement is in the form entered into by certain other officers of Cytyc. A form of the change of control agreement was filed with the Securities and Exchange Commission as Exhibit 4.5 to Cytyc’s Quarterly Report on Form 10-Q on November 12, 2003 and is incorporated herein by reference. This summary description does not purport to be complete and is qualified in its entirety by reference to the change of control agreement. The change of control agreement provides for payments and benefits in connection with specified terminations of employment after a change of control of Cytyc. The change of control agreement has an initial term from October 25, 2004 to December 31, 2006, which will be automatically renewed for an additional year each year thereafter, unless within sixty days prior to the termination date Cytyc gives written notice of non-renewal to Mr. Adams. However, the change of control agreement will continue in effect for a period of 24 months beyond this term if a change of control occurs.

Under the change of control agreement, Mr. Adams will be entitled to receive the following payments and benefits from Cytyc if a change of control occurs during the term of the agreement and his employment is terminated by (1) Mr. Adams for good reason (as defined in the agreement) during the period commencing upon a change of control event and ending two years after a change of control (the “change of control period”), (2) Cytyc other than for cause (as defined in the agreement) during the change of control period or (3) Cytyc other than for cause in anticipation of a changes of control:

•	the sum of (1) unpaid annual base salary through the termination date, (2) the annual bonus prorated for the year through the termination date, and (3) unpaid compensation previously deferred by Mr. Adams, if any (together with any accrued interest or earnings thereon), and unpaid accrued vacation pay (collectively, “accrued obligations”);

•	the amount equal to product of (1) Mr. Adams’ annual base salary and bonus and (2) 1.5, to be paid in a cash lump sum within 30 days of the termination date;

•	continuation of all medical and welfare benefits provided by Cytyc to Mr. Adams and/or his family prior to the termination date for a period of 1.5 years or, if Cytyc is not able to provide such benefits, then reimbursement to Mr. Adams for 125% of Cytyc’s cost for such benefits; and

•	outplacement services the scope and provisions of which will be at the highest level provided by Cytyc to peer employees.

In the event that any payment by Cytyc to Mr. Adams in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, Cytyc will be obligated to make Mr. Adams whole with respect to such excise tax.

If Mr. Adams’ employment is terminated for cause during the change of control period, the change of control agreement will terminate without further obligations to him, other than the obligation to pay: (1) unpaid annual base salary through the termination date; (2) unpaid compensation previously deferred by him, if any; and (3) any other benefits required to be paid or provided by Cytyc to him through the termination date. If Mr. Adams voluntarily terminates employment during the change of control period, excluding a termination for good reason, the agreement will terminate without further obligations, other than for (a) accrued obligations to be paid in a cash lump sum within 30 days of the termination date and (b) any other benefits required to be paid or provided by Cytyc to Mr. Adams through the termination date.

Mr. Adams’ receipt of severance benefits pursuant to the change of control agreement is subject to the following conditions: (1) execution of a general release of Cytyc by him; (2) presentation of satisfactory evidence that he has returned all of Cytyc company property, confidential information and documentation to Cytyc; (3) compliance with the provisions of the confidentiality agreement and non-competition agreement that he has entered into with Cytyc; and (4) submission to Cytyc of a signed written resignation of his status as Cytyc’s officer and/or director of any of Cytyc’s affiliates, if applicable. If Cytyc determines in good faith that Mr. Adams has breached, or has threatened to breach, any material provision of the confidentiality agreement or the non-compete agreement, Cytyc will immediately terminate all severance benefits and Mr. Adams will no longer be entitled to such benefits.

Indemnification Agreement

The indemnification agreement is in the form entered into by Cytyc’s directors and executive officers. A copy of the indemnification agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. This summary description does not purport to be complete and is qualified in its entirety by reference to the indemnification agreement. The indemnification agreement obligates Cytyc to indemnify Mr. Adams if he:

•	is or may become a party to any proceeding, on account of his services as Cytyc’s director, officer, employee, agent or fiduciary or as a director, officer, employee, agent or fiduciary of any other company or enterprise when serving in such capacities at Cytyc’s request, against all expenses reasonably incurred by him in connection with the defense or settlement of such proceeding, but only if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Cytyc and, in the case of a criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful;

•	is or may become a party to any proceeding by or in the name of Cytyc to procure a judgment in its favor, on account of his service as Cytyc’s director, officer, employee, agent or fiduciary, against all expenses reasonably incurred by such him in connection with the defense or settlement of such proceeding, but only if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Cytyc, except no indemnification for expenses need be made in respect of any claim in which he is adjudged liable to Cytyc unless a court in which the proceeding is brought determines otherwise; and

•	has been successful on the merits or otherwise in defense of any related proceeding or claim against all expenses reasonably incurred.

The indemnity agreement also provides that Cytyc will not be obligated to indemnify Mr. Adams if (1) such indemnification is prohibited by Delaware law, (2) payment is actually made to Mr. Adams under a valid and collectible insurance policy or indemnity clause, by-law or agreement of Cytyc or any other company or enterprise on whose board he serves at Cytyc’s request (except for any indemnity exceeding the payment under such insurance, indemnity clause, by-law or agreement) or (3) such indemnification is in connection with a proceeding initiated by Mr. Adams, except for a proceeding to enforce his or her rights under the indemnification agreement, unless the proceeding was authorized by Cytyc’s board of directors.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Cytyc Corporation issued a press release on October 25, 2004 to announce that Timothy Adams had been named as Vice President, Chief Financial Officer and Treasurer of the Corporation, a role he will assume on November 8, 2004. Additional information relating to this matter is contained in the press release, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Adams, age 45, has not previously worked as an employee of Cytyc. From October 2002 to August 2004, Mr. Adams served as Chief Financial Officer of Modus International, Inc., a privately-held, global supply chain management company. From March 2002 to September 2002, he served as Chief Operating Officer and Chief Financial Officer of GeoTrust, an Internet security company. From January 2000 to December 2001, he served as Chief Financial Officer of Digex Incorporated, a web-hosting company. From April 1997 to December 1999, he held various management positions at GTE Internetworking and BBN Planet, prior to its acquisition by GTE, including Vice President of Operations and Circuits Management, Vice President of Business Operations and Vice President of Finance. Mr. Adams holds a B.S. in accounting from Murray State University and an M.B.A. from Boston University. Mr. Adams is also a certified public accountant.

Cytyc does not currently enter into employment agreements with its executives and did not enter into one with Mr. Adams. Cytyc did enter into a change of control agreement and an indemnification agreement with Mr. Adams, which are further described in Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The exhibit filed as part of this Current Report on form 8-K is listed on the Exhibit Index immediately preceding such exhibit, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By:	/s/ Patrick J. Sullivan
Patrick J. Sullivan Chairman, Chief Executive Officer, and President

Date: October 28, 2004

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Form of change of control agreement entered into between Cytyc Corporation and certain officers.

10.2	Indemnification agreement entered into between Cytyc Corporation and Timothy Adams, dated October 25, 2004.

99.1	Press Release, dated October 25, 2004.

*	Incorporated herein by reference to Exhibit 4.5 to Cytyc’s Quarterly Report on Form 10-Q, filed November 12, 2003.